 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2018

Appian Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38098	54-1956084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11955 Democracy Drive, Suite 1700, Reston, Virginia		20190
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-8844
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

NOTE OF EXPLANATION

On February 22, 2018, Appian Corporation (the "Company") issued a press release announcing its financial results for the fiscal year ended December 31, 2017. A copy of this release was furnished with a Current Report on Form 8-K filed on February 22, 2018 (the “Report”). This Amendment No. 1 to the Current Report on Form 8-K/A is being filed to amend Items 2.02 and 9.01 of the Report, solely for the purpose of correcting an error contained in the press release attached to the original Current Report filed on February 22, 2018 with respect to expected non-GAAP net loss per basic and diluted share for the full year 2018.
Item 2.02 Results of Operations and Financial Condition.

On February 23, 2018, the Company issued a corrected press release announcing the Company’s financial results for the fourth quarter and full year ended December 31, 2017, which has been updated solely to correct an error related to certain non-GAAP financial information contained in the prior press release issued on February 22, 2018. A copy of the corrected press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information included in this Amendment No. 1 to Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, originally dated February 22, 2018, as updated February 23, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Appian Corporation

Date: February 23, 2018	By:	/s/ Mark Lynch
Mark Lynch
Chief Financial Officer